UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 4, 2009

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement

On May 4, 2009, but effective as of April 29, 2009, i2 Technologies, Inc. (the “Company”) entered into the Satisfaction and Discharge of Indenture with The Bank of New York Mellon Trust Company, N.A. This agreement acknowledges the satisfaction and discharge of the Company’s Indenture, dated as of November 23, 2005, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor-in-interest to JPMorgan Chase Bank, National Association), as trustee, as such Indenture was amended and supplemented by the First Supplemental Indenture dated September 11, 2008 and the Second Supplemental Indenture dated February 6, 2009 (collectively, the “Indenture”). The Company issued its 5% Senior Convertible Notes due 2015 (the “Notes”) under the Indenture and has repurchased all the Notes. The Company did not repurchase any of the warrants issued in connection with the original issuance of the Notes.

This summary of the Satisfaction and Discharge of Indenture does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the provisions of the Satisfaction and Discharge of Indenture, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Satisfaction and Discharge of Indenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2009	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer